Exhibit 11. Computation Re: Earnings Per Share
            (dollars in thousands, except per share amounts) (unaudited)

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
                            --------------------------------------------------   --------------------------------------------------
                                            Three Months Ended,                                    Six Months Ended,
                            --------------------------------------------------   --------------------------------------------------
                                  June 30, 2004            June 30, 2003               June 30, 2004             June 30, 2003
                            ------------------------  ------------------------   ------------------------  ------------------------
                                    Weighted   Per            Weighted    Per            Weighted   Per            Weighted    Per
                                    Average   Share           Average    Share            Average  Share            Average   Share
                            Income   Shares   Amount  Income   Shares   Amount   Income   Shares   Amount  Income   Shares   Amount
                            ------  --------  ------  ------  --------  ------   ------  --------  ------  ------  --------  ------
Basic Earnings per
   Common Share
Income available to
   common shareholders      $4,355    12,741   $0.34  $4,187    11,818   $0.35   $8,341    12,754   $0.65  $7,543    10,829   $0.70
                                               =====                     =====                      =====                     =====
Effect of Dilutive Shares
Options issued to
   management                            236                       178                        250                       158
                                      ------                    ------                     ------                    ------
Diluted Earnings per
   Common Share             $4,355    12,977   $0.34  $4,187    11,996   $0.35   $8,341    13,004   $0.64  $7,543    10,987   $0.69
                            ======    ======   =====  ======    ======   =====   ======    ======   =====  ======    ======   =====
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